Exhibit 99.1

                 Powerwave Technologies Reports First
                           Quarter Results

    SANTA ANA, Calif.--(BUSINESS WIRE)--May 7, 2007--Powerwave Technologies, Inc. (NASDAQ:PWAV) today reported net sales of $163.6 million for its first quarter ended April 1, 2007, compared to first quarter fiscal 2006 revenues of $181.8 million. Powerwave also reported a first quarter net loss of $47.1 million, which includes a pre-tax total of $11.0 million of restructuring and impairment charges and $7.8 million of intangible asset amortization. For the first quarter, the net loss equates to a basic loss per share of 36 cents. This compares to net loss from continuing operations of $3.1 million, or basic loss per share of 3 cents for the prior year period. For the first quarter of fiscal 2007, excluding restructuring and impairment charges, acquisition related charges and intangible asset amortization, on a pro forma basis, Powerwave would have reported a net loss of $25.7 million, or a basic loss per share of 20 cents.

    "Our revenues were impacted by the traditional seasonal slowdown in the first quarter of the year coupled with continued softness in demand due to the ongoing wireless infrastructure industry consolidation," stated Ronald Buschur, President and Chief Executive Officer of Powerwave Technologies. "While we encountered a slowdown in our overall business during the first quarter, we remain focused on reducing our overall cost structure and restructuring parts of our manufacturing operations. We continue to believe that our industry is going through a significant consolidation period which is impacting overall demand. In spite of this, we believe that there are many new growth opportunities and we continue to believe that Powerwave is in excellent position to build upon and capture these opportunities in our markets throughout the world."

    For the first quarter of 2007, total Americas revenues were $48.1 million or approximately 30% of revenues, as compared to $58.2 million or approximately 32% of revenues for the first quarter of 2006. Total sales to customers based in Asia accounted for approximately 23% of revenues or $38.2 million for the first quarter of 2007, compared to 13% of revenues or $24.3 million for the first quarter of 2006. Total Europe, Africa and Middle East revenues for the first quarter of 2007 were $77.3 million or approximately 47% of revenues, as compared to $99.3 million or approximately 55% of revenues for the first quarter of 2006.

    For the first quarter of 2007, sales of products within our antenna systems group totaled $32.3 million or 20% of total revenues, sales of products in our base station systems group totaled $118.8 million or 73% of revenues and our coverage systems group totaled $12.5 million or 7% of revenues for the first quarter.

    For the first quarter of 2007, Powerwave's largest customers included Nokia and Siemens, which together accounted for approximately 33% of revenues, and Alcatel-Lucent, which accounted for approximately 14% of revenues for the quarter. As a note, Nokia and Siemens completed formation of their new joint venture, Nokia Siemens Networks, on April 1, 2007, which combined both company's wireless infrastructure businesses. In terms of customer profile for the first quarter of 2007, our total OEM sales accounted for approximately 74% of total revenues and total direct and operator sales accounted for approximately 26% of revenues for the quarter.

    In terms of transmission standards, for the first quarter of 2007, 2 and 2.5G standards accounted for approximately 84% of our total revenue and 3G standards accounted for approximately 16% of our total revenue.

    Equity Compensation Expense

    Powerwave implemented SFAS 123R, share-based payment, effective for the first quarter of fiscal 2006. Accordingly, the results reported herein include approximately $1.1 million of pre-tax compensation expense for the first quarter of 2007, almost all of which is included in operating expenses. This had the effect of increasing the loss per share for the first quarter of 2007 by 1 cent. The impact on the first quarter of 2006 increased the loss per share by 1 cent.

    Balance Sheet

    At April 1, 2007, Powerwave had total cash and cash equivalents of $53.1 million, which includes restricted cash of $5.8 million. Total net inventories were $159.6 million and net accounts receivable were $193.9 million.

    Non-GAAP Financial Information

    This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation
G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave's management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes certain non-cash charges and expenses arising from the acquisition of Filtronic's Wireless Infrastructure Division business, as well as ongoing non-cash charges associated with other acquisitions the company has made. Also excluded are restructuring charges and the amortization of certain intangible assets resulting from the purchase accounting valuation of these acquisitions. Also excluded are restructuring and impairment charges related to the consolidation of the Company's manufacturing facilities and reduction of certain products as well as the severance costs related to facility closures. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring and impairment charges will not impact future operating results, and the amortization of intangible assets is a non-cash expense.

    Company Background

    Powerwave Technologies, Inc. is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets antennas, boosters, combiners, filters, repeaters, multi-carrier RF power amplifiers and tower-mounted amplifiers and advanced coverage solutions, all for use in cellular, PCS and 3G networks throughout the world. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave's advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

    Attached to this news release are preliminary unaudited consolidated financial statements for the first quarter ended April 1, 2007.

    Conference Call

    Powerwave is providing a simultaneous Webcast and live dial-in number of its first quarter fiscal 2007 financial results conference call on Monday, May 7, at 2:00 PM Pacific time. To access this audio Webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies Q1 earnings conference call. The call will last for approximately 1 hour. To listen to the live call, please call (617) 597-5376 and enter reservation number 58325146. A replay of the Webcast will be available beginning approximately 2 hours after completion of the initial Webcast. Additionally, an audio playback of the conference call will be available at approximately 4:00 PM Pacific time on May 7, 2007 through May 21, 2007 by calling
(617) 801-6888 and entering reservation number 78592129.

    Forward-Looking Statements

    The foregoing statements regarding growth opportunities within the wireless communications infrastructure industry and Powerwave's ability to capitalize on such opportunities are "forward looking statements." These statements are subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: our ability to successfully integrate recent acquisitions; delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks and 3G networks; consolidation of our customers has reduced demand for our products; wireless network operators may decide to not continue to deploy infrastructure equipment in the quantities that we expect; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; the inability to realize anticipated costs savings and synergies from the acquisition of the Wireless Infrastructure Division of Filtronic plc; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave's operating and financial results are described in the Company's Form 10-K for the fiscal year ended December 31, 2006, which is filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



                       UNAUDITED - PRELIMINARY
                     POWERWAVE TECHNOLOGIES, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)

                                                   Three Months Ended
                                                       (unaudited)
                                                   -------------------
                                                   April 1,  April 2,
                                                     2007      2006
                                                   --------- ---------
Net sales                                          $163,640  $181,811
Cost of sales:
  Cost of goods                                     134,605   142,605
  Intangible asset amortization                       4,886     2,922
  Restructuring and impairment
   charges                                           10,521         -
                                                   --------- ---------
Total cost of sales                                 150,012   145,527
                                                   --------- ---------

Gross profit                                         13,628    36,284
                                                   --------- ---------

Operating expenses:
  Sales and marketing                                13,597     8,593
  Research and development                           25,628    15,325
  General and administrative                         19,309    13,901
  Intangible asset amortization                       2,920     2,076
  Restructuring and impairment
   charges                                              491       171
                                                   --------- ---------
Total operating expenses                             61,945    40,066
                                                   --------- ---------

Operating loss                                      (48,317)   (3,782)
                                                   --------- ---------

Other income, net                                       952       627
                                                   --------- ---------

Loss from continuing operations
 before income taxes                                (47,365)   (3,155)
Benefit from income taxes                              (235)      (47)
                                                   --------- ---------
Loss from continuing operations                     (47,130)   (3,108)

Income from discontinued operations,
 net of income taxes                                      -       828
                                                   --------- ---------

Net loss                                           $(47,130)  $(2,280)
                                                   ========= =========

Loss per share from continuing
 operations:                         - basic:        $(0.36)   $(0.03)
                                     - diluted:(1)   $(0.36)   $(0.03)

Income per share from discontinued
 operations:                         - basic:             -     $0.01
                                     - diluted:           -     $0.01

Net loss per share:                  - basic:        $(0.36)   $(0.02)
                                     - diluted:(1)   $(0.36)   $(0.02)

Weighted average common shares used
 in computing per share amounts:     - basic:       130,162   111,660
                                     - diluted:     130,162   111,660


    (1) The first quarter 2006 and 2007 loss per share does not include an add back of interest expense costs associated with the assumed conversion of the Company's outstanding convertible subordinated notes as the effect would be anti-dilutive.



                     POWERWAVE TECHNOLOGIES, INC.
                       PERCENTAGE OF NET SALES

                                                    Three Months Ended
                                                       (unaudited)
                                                    ------------------
                                                    April 1,  April 2,
                                                      2007     2006
                                                    --------- --------
Statement of Operations Data:
---------------------------------------------------

Net sales                                              100.0%   100.0%
Cost of sales:
  Cost of goods                                         82.3     78.4
  Intangible asset amortization                          3.0      1.6
  Restructuring and impairment charges                   6.4        -
                                                    --------- --------
Total cost of sales                                     91.7     80.0
                                                    --------- --------

Gross profit                                             8.3     20.0
                                                    --------- --------

Operating expenses:
  Sales and marketing                                    8.3      4.7
  Research and development                              15.6      8.4
  General and administrative                            11.8      7.7
  Intangible asset amortization                          1.8      1.1
  Restructuring and impairment charges                   0.3      0.1
                                                    --------- --------
Total operating expenses                                37.8     22.0
                                                    --------- --------

Operating loss                                         (29.5)    (2.0)
                                                    --------- --------

Other income, net                                        0.6      0.3
                                                    --------- --------

Loss from continuing operations before income taxes    (28.9)    (1.7)
Benefit from income taxes                               (0.1)    (0.0)
                                                    --------- --------

Loss from continuing operations                        (28.8)    (1.7)
Income from discontinued operations, net of income
 taxes                                                     -      0.4
                                                    --------- --------

Net loss                                              (28.8%)   (1.3%)
                                                    ========= ========




                     POWERWAVE TECHNOLOGIES, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                 RECONCILIATION OF PRO FORMA RESULTS
               (in thousands, except per share amounts)

                                            Three Months Ended
                                     ---------------------------------
                                                (unaudited)
                                                             Pro Forma
                                     April 1,                April 1,
                                       2007    Adjustments     2007
                                     --------- -----------   ---------
Net sales                            $163,640          $-    $163,640
Cost of sales:
  Cost of goods                       134,605           -     134,605
  Intangible asset
   amortization                         4,886      (4,886)(1)       -
  Restructuring and
   impairment charges                  10,521     (10,521)(2)       -
                                     --------- -----------   ---------
Total cost of sales                   150,012     (15,407)    134,605
                                     --------- -----------   ---------
Gross profit                           13,628      15,407      29,035

Operating expenses:
  Sales and marketing                  13,597           -      13,597
  Research and
   development                         25,628           -      25,628
  General and
   administrative                      19,309           -      19,309
  Intangible asset
   amortization                         2,920      (2,920)(3)       -
  Restructuring and
   impairment charges                     491        (491)(2)       -
                                     --------- -----------   ---------
Total operating
 expenses                              61,945      (3,411)     58,534
                                     --------- -----------   ---------
Operating income
 (loss)                               (48,317)     18,818     (29,499)

Other income, net                         952           -         952
                                     --------- -----------   ---------

Income (loss) before
 income taxes                         (47,365)     18,818     (28,547)
Benefit from income
 taxes                                   (235)     (2,620)(4)  (2,855)
                                     --------- -----------   ---------

Net income (loss)                    $(47,130)    $21,438    $(25,692)
                                     ========= ===========   =========

Net loss per share:    - basic:        $(0.36)          -      $(0.20)
                       - diluted:(5)   $(0.36)          -      $(0.20)
Weighted average
 common shares used in
 computing per share
 amounts:              - basic:       130,162           -     130,162
                       - diluted:(5)  130,162           -     130,162


    (1) This represents costs related to the amortization of acquired technology.

    (2) This represents restructuring and impairment charges related to the current restructuring plans included in cost of goods sold and operating expenses, respectively.

    (3) This represents costs related to the amortization of other identified intangible assets.

    (4) This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective tax rate of 10% for the first quarter 2007.

    (5) Diluted loss per share do not include an add back of interest expense costs as the effect would be anti-dilutive.



                     POWERWAVE TECHNOLOGIES, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                              April 1,    December 31,
                                               2007          2006
                                           -------------- ------------
                                           (unaudited)(1) (audited)(2)
ASSETS:
------------------------------------------

Cash and cash equivalents                        $47,302      $41,544
Restricted cash                                    5,828        6,292
Accounts receivable, net                         193,865      211,421
Inventories, net                                 159,572      163,752
Property, plant and equipment, net               128,767      138,672
Other assets                                     628,150      654,051
                                           -------------- ------------
Total assets                                  $1,163,484   $1,215,732
                                           -------------- ------------


LIABILITIES AND SHAREHOLDERS' EQUITY:
------------------------------------------

Accounts payable                                $114,074     $115,966
Long-term debt                                   330,000      330,000
Accrued expenses and other liabilities           119,150      118,168
Total shareholders' equity                       600,260      651,598
                                           -------------- ------------
Total liabilities and shareholders' equity    $1,163,484   $1,215,732
                                           -------------- ------------


    (1) April 1, 2007 balances are preliminary and subject to reclassification adjustments.

    (2) December 31, 2006 balances were derived from audited financial statements.

    CONTACT: Powerwave Technologies, Inc.
             Kevin Michaels, 714-466-1608